Exhibit 99.1

Meridian Corporation Reports Third Quarter 2025 Results and Announces a Quarterly Dividend of $0.125 per Common Share.
MALVERN, PA., October 23, 2025 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended
(Dollars in thousands, except per share data)(Unaudited)	September 30, 2025	June 30, 2025	September 30, 2024
Income:
Net income	$6,659	$5,592	$4,743
Diluted earnings per common share	0.58	0.49	0.42
Pre-provision net revenue (PPNR) (1)	11,523	11,090	8,527
(1) See Non-GAAP reconciliation in the Appendix

•Net income for the quarter ended September 30, 2025 was $6.7 million, or $0.58 per diluted share, up $1.1 million, or 19%, from prior quarter.

•Pre-provision net revenue1 for the quarter was $11.5 million, an improvement of $3.0 million, or 35%. from Q3'2024.

•Net interest margin was 3.77% for the third quarter of 2025, while loan yield improved to 7.37%, from prior quarter.

•Return on average assets and return on average equity for the third quarter of 2025 were 1.04% and 14.42%, respectively.

•Total assets at September 30, 2025 were $2.5 billion, compared to $2.5 billion at June 30, 2025 and $2.4 billion at September 30, 2024.

•Commercial loans, excluding leases, increased $54.2 million, or 3% from prior quarter.

•On October 23, 2025, the Board of Directors declared a quarterly cash dividend of $0.125 per common share, payable November 17, 2025 to shareholders of record as of November 10, 2025.

Christopher J. Annas, Chairman and CEO commented:

"We are pleased to report that Meridian's third quarter 2025 earnings rose 19% over the prior quarter to $6.7 million, benefiting from an improved margin and continued strong loan growth. The net interest margin rose to 3.77% for the quarter, and has steadily risen from 3.20% in the third quarter 2024. Loan growth in our principal commercial/industrial and real estate segments remains strong, and offsets loan sales in SBA and lease paydowns. We are challenged with elevated nonperforming loans and leases, but working these hard through consistent monitoring.

Our wealth and mortgage units had profitable quarters in line with expectations, as we benefit from outreach and consistent referral opportunities from our existing customers. Expenses were generally flat from prior quarter, despite seasonal commissions/bonuses in the mortgage group.

There have been numerous acquisitions in our market over the past year, and we will capitalize on the turmoil for both customers and new lenders. Our branding and outreach in this metro market is unparalleled and we hope to benefit from this and the reduced competition."

Exhibit 99.1

Select Condensed Financial Information

	As of or for the three months ended (Unaudited)
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(Dollars in thousands, except per share data)
Income:
Net income	$6,659	$5,592	$2,399	$5,600	$4,743
Basic earnings per common share	0.59	0.50	0.21	0.50	0.43
Diluted earnings per common share	0.58	0.49	0.21	0.49	0.42
Net interest income	23,116	21,159	19,776	19,299	18,242

Balance Sheet:
Total assets	$2,541,130	$2,510,938	$2,528,888	$2,385,867	$2,387,721
Loans, net of fees and costs	2,162,845	2,108,250	2,071,675	2,030,437	2,008,396
Total deposits	2,131,116	2,110,374	2,128,742	2,005,368	1,978,927
Non-interest bearing deposits	239,614	237,042	323,485	240,858	237,207
Stockholders' equity	188,029	178,020	173,568	171,522	167,450

Balance Sheet Average Balances:
Total assets	$2,534,565	$2,491,625	$2,420,571	$2,434,270	$2,373,261
Total interest earning assets	2,443,261	2,404,952	2,330,224	2,342,651	2,277,523
Loans, net of fees and costs	2,146,651	2,113,411	2,039,676	2,029,739	1,997,574
Total deposits	2,143,821	2,095,028	2,036,208	2,043,505	1,960,145
Non-interest bearing deposits	253,374	249,745	244,161	259,118	246,310
Stockholders' equity	183,242	176,945	174,734	171,214	165,309

Performance Ratios (Annualized):
Return on average assets	1.04%	0.90%	0.40%	0.92%	0.80%
Return on average equity	14.42%	12.68%	5.57%	13.01%	11.41%

Income Statement - Third Quarter 2025 Compared to Second Quarter 2025
Third quarter net income increased $1.1 million, or 19.1%, to $6.7 million as net interest income increased $2.0 million and the provision for credit losses decreased $1.0 million. These improvements to net income were partially offset by a $1.3 million decrease in non-interest income, and a $189 thousand increase to non-interest expense over the prior quarter. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Three Months Ended
(dollars in thousands)	September 30, 2025	June 30, 2025	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	$412	$427	$(15)	(3.5)%	$(10)	$(5)
Investment securities - taxable	1,895	1,792	103	5.7%	38	65
Investment securities - tax exempt (1)	400	364	36	9.9%	39	(3)
Loans held for sale	536	495	41	8.3%	11	30
Loans held for investment (1)	39,942	38,204	1,738	4.5%	926	812
Total loans	40,478	38,699	1,779	4.6%	937	842
Total interest income	$43,185	$41,282	$1,903	4.6%	$1,004	$899
Interest expense:
Interest-bearing demand deposits	$1,314	$1,354	$(40)	(3.0)%	$(53)	$13
Money market and savings deposits	8,322	8,097	225	2.8%	(139)	364
Time deposits	7,782	7,850	(68)	(0.9)%	(177)	109
Total interest - bearing deposits	17,418	17,301	117	0.7%	(369)	486
Borrowings	1,495	1,672	(177)	(10.6)%	(16)	(161)
Subordinated debentures	1,080	1,079	1	0.1%	(1)	2
Total interest expense	19,993	20,052	(59)	(0.3)%	(386)	327
Net interest income differential	$23,192	$21,230	$1,962	9.24%	$1,390	$572
(1) Reflected on a tax-equivalent basis.
Interest income increased $1.9 million quarter-over-quarter on a tax equivalent basis, driven by higher yields and increased average balances of interest earning assets. The yield on interest-earnings assets increased 12 basis points and contributed $1.0 million to interest income, aided in part by an increase in loan fees of $181 thousand, while the average balance of interest earning assets increased by $38.3 million, and contributed $899 thousand to the increase in interest income.
Average total loans, excluding residential loans for sale, increased $33.3 million. The largest drivers of this increase were commercial, commercial real estate, construction, and small business loans which on a combined basis increased $29.1 million on average, partially offset by a decrease in average leases of $9.0 million. Home equity, residential real estate, consumer and other loans held in portfolio increased on a combined basis $13.1 million on average.
Interest expense decreased $59 thousand, quarter-over-quarter, due to a decline in the cost of deposits and borrowings, partially offset by a higher volume of interest-bearing deposits and borrowings. Interest expense on total deposits increased $117 thousand and interest expense on borrowings decreased $177 thousand. During the period, interest-bearing checking accounts and money market accounts increased $1.3 million and $35.9 million on average, respectively, while time deposits increased $7.9 million on average. Borrowings decreased $14.5 million on average. On a rate basis, interest-bearing checking accounts, money market accounts, and time deposits experienced a decrease in the cost, with the overall cost of deposits dropping 9 basis points.
Overall the net interest margin increased 23 basis points to 3.77% as the cost of funds declined and the yield on earning assets increased. Absent the increase in loan fees, the net interest margin would have been 3.68%.

Provision for Credit Losses
The overall provision for credit losses for the third quarter decreased $953 thousand to $2.9 million, from $3.8 million in the second quarter. The lower provisioning was positively impacted by a $1.7 million decrease in net charge-offs.

Exhibit 99.1

Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	$ Change	% Change
Mortgage banking income	$5,914	$5,762	$152	2.6%
Wealth management income	1,610	1,492	118	7.9%
SBA loan income	1,431	1,988	(557)	(28.0)%
Earnings on investment in life insurance	246	240	6	2.5%
Net gain on sale of MSRs	—	467	(467)	(100.0)%
Net change in the fair value of derivative instruments	129	(102)	231	(226.5)%
Net change in the fair value of loans held-for-sale	(75)	171	(246)	(143.9)%
Net change in the fair value of loans held-for-investment	213	190	23	12.1%
Net (loss) gain on hedging activity	(166)	16	(182)	(1137.5)%
Other	651	1,064	(413)	(38.8)%
Total non-interest income	$9,953	$11,288	$(1,335)	(11.8)%
Total non-interest income decreased $1.3 million, or 11.8%, quarter-over-quarter largely due to a $557 thousand decline in SBA loan income, and a $467 thousand decline in net gain on sale of MSRs. Partially offsetting these decreases were a $152 thousand positive improvement in mortgage banking income, and an increase of $118 thousand in wealth management income. Mortgage loan sales experienced a minor decline quarter-over-quarter, with a drop of $5.5 million or 2.6%. Despite this decrease in overall sales, margin increased 13 basis points resulting in a higher level of mortgage banking income.
SBA loan income decreased $557 thousand as the volume of SBA loans sold were down $14.2 million to $25.3 million, for the quarter-ended September 30, 2025 compared to the quarter-ended June 30, 2025. The gross margin on SBA sales was 7.4% for the quarter, an improvement from 6.2% for the previous quarter.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	$ Change	% Change
Salaries and employee benefits	$13,613	$13,179	$434	3.3%
Occupancy and equipment	991	1,037	(46)	(4.4)%
Professional fees	1,092	1,164	(72)	(6.2)%
Data processing and software	1,865	1,706	159	9.3%
Advertising and promotion	877	1,277	(400)	(31.3)%
Pennsylvania bank shares tax	254	269	(15)	(5.6)%
Other	2,854	2,725	129	4.7%
Total non-interest expense	$21,546	$21,357	$189	0.9%
Overall salaries and benefits increased $434 thousand, largely attributable to the variable nature of the mortgage segment. Data processing and software expense increased $159 thousand due to an increase in customer transaction volume, while advertising and promotion expenses decreased $400 thousand as the level of business development activities and special events declined from the prior quarter.

Exhibit 99.1

Balance Sheet - September 30, 2025 Compared to June 30, 2025
Total assets increased $30.2 million, or 1.2%, to $2.5 billion as of September 30, 2025 from $2.5 billion at June 30, 2025.
Portfolio loans grew $54.8 million, or 2.6% quarter-over-quarter. This growth was generated from commercial & industrial loans which increased $14.1 million, or 3.5%, commercial mortgage loans which increased $17.0 million, or 2.0%, and construction loans which increased $29.9 million, or 10.5%. SBA loan balances decreased $6.8 million, or 4.7%, from June 30, 2025, due to the level of SBA loan sales outpacing new loan growth in the third quarter as discussed above in the non-interest income section. Lease financings also decreased $8.1 million, or 13.9% from June 30, 2025, partially offsetting the above noted loan growth, but this decline was expected.
Total deposits increased $20.7 million, or 1.0% quarter-over-quarter, led by an increase of $18.2 million in interest-bearing deposits. Money market accounts and savings accounts increased a combined $39.7 million, non-interest bearing accounts increased $2.6 million or 1.1%, while interest bearing demand deposits decreased $21.9 million. Overall borrowings decreased $1.7 million, or 1.2% quarter-over-quarter.
Total stockholders’ equity increased by $10.0 million from June 30, 2025, to $188.0 million as of September 30, 2025. Changes to equity for the quarter included net income of $6.7 million, a net increase of $2.8 million due to stock issuance under an ATM offering, dividends paid of $1.4 million, and an increase of $1.6 million in other comprehensive income. The Community Bank Leverage Ratio for the Bank was 9.41% at September 30, 2025.

Asset Quality Summary
Non-performing loans increased $4.8 million, to $55.4 million at September 30, 2025 compared to $50.5 million at June 30, 2025, with increases coming from SBA loans, construction loans, commercial loans, and residential loans. Included in non-performing loans are $21.3 million of SBA loans of which $11.8 million, or 56%, are guaranteed by the SBA. The SBA portfolio was subject to the Fed's rapid rate increase and $12.8 million, or 60% of these non-performing loans originated in 2020-2021 when rates were lower by over 500 basis points. As a result of these changes in non-performing loans, the ratio of non-performing loans to total loans increased 18 bps to 2.53% as of September 30, 2025, from 2.35% as of June 30, 2025. The ratio of non-performing loans to total loans, excluding the guaranteed portion of the SBA portfolio was 1.99%.
Net charge-offs decreased to $1.9 million, or 0.09% of total average loans for the quarter ended September 30, 2025, compared to net charge-offs of $3.6 million, or 0.17%, for the quarter ended June 30, 2025. Third quarter charge-offs mainly consisted of $997 thousand in SBA loans, $273 thousand of small ticket equipment leases, and $185 thousand in commercial loans. Overall there were recoveries of $214 thousand, mainly related to leases.
The ratio of allowance for credit losses to total loans held for investment was 1.01% as of September 30, 2025, slightly up from 1.00% reported as of June 30, 2025, as qualitative reserve factors increased in the third quarter ACL calculation. As of September 30, 2025 there were specific reserves of $3.3 million against individually evaluated loans, a slight increase of $85 thousand from the level of specific reserves as of June 30, 2025.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through its 17 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

Exhibit 99.1
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; escalating tariff and other trade policies and the resulting impacts on market volatility and global trade; the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government's debt limit; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Earnings and Per Share Data:
Net income	$6,659	$5,592	$2,399	$5,600	$4,743
Basic earnings per common share	$0.59	$0.50	$0.21	$0.50	$0.43
Diluted earnings per common share	$0.58	$0.49	$0.21	$0.49	$0.42
Common shares outstanding	11,517	11,297	11,285	11,240	11,229

Performance Ratios:
Return on average assets (2)	1.04%	0.90%	0.40%	0.92%	0.80%
Return on average equity (2)	14.42	12.68	5.57	13.01	11.41
Net interest margin (tax-equivalent) (2)	3.77	3.54	3.46	3.29	3.20
Yield on earning assets (tax-equivalent) (2)	7.01	6.89	6.83	6.81	7.06
Cost of funds (2)	3.42	3.52	3.56	3.71	4.05
Efficiency ratio	65.15%	65.82%	69.16%	65.72%	70.67%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.09%	0.17%	0.14%	0.34%	0.11%
Non-performing loans to total loans	2.53	2.35	2.49	2.19	2.20
Non-performing assets to total assets	2.32	2.14	2.07	1.90	1.97
Allowance for credit losses to:
Total loans and other finance receivables	1.01	0.99	1.01	0.91	1.09
Total loans and other finance receivables (excluding loans at fair value) (1)	1.01	1.00	1.01	0.91	1.10
Non-performing loans	39.37%	41.26%	39.90%	40.86%	48.66%

Capital Ratios:
Book value per common share	$16.33	$15.76	$15.38	$15.26	$14.91
Tangible book value per common share	$16.02	$15.44	$15.06	$14.93	$14.58
Total equity/Total assets	7.40%	7.09%	6.86%	7.19%	7.01%
Tangible common equity/Tangible assets - Corporation (1)	7.27	6.96	6.73	7.05	6.87
Tangible common equity/Tangible assets - Bank (1)	9.16	8.96	8.61	9.06	8.95
Tier 1 leverage ratio - Bank	9.41	9.32	9.30	9.21	9.32
Common tier 1 risk-based capital ratio - Bank	10.52	10.53	10.15	10.33	10.17
Tier 1 risk-based capital ratio - Bank	10.52	10.53	10.15	10.33	10.17
Total risk-based capital ratio - Bank	11.54%	11.54%	11.14%	11.20%	11.22%
(1) See Non-GAAP reconciliation in the Appendix
(2) Annualized

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest income:
Loans and other finance receivables, including fees	$40,477	$38,697	$38,103	$115,723	$109,928
Securities - taxable	1,895	1,792	1,480	5,380	4,055
Securities - tax-exempt	325	295	320	933	969
Cash and cash equivalents	412	427	416	1,452	1,047
Total interest income	43,109	41,211	40,319	123,488	115,999
Interest expense:
Deposits	17,418	17,301	19,313	51,587	55,696
Borrowings and subordinated debentures	2,575	2,751	2,764	7,850	8,606
Total interest expense	19,993	20,052	22,077	59,437	64,302
Net interest income	23,116	21,159	18,242	64,051	51,697
Provision for credit losses	2,850	3,803	2,282	11,865	7,828
Net interest income after provision for credit losses	20,266	17,356	15,960	52,186	43,869
Non-interest income:
Mortgage banking income	5,914	5,762	6,474	15,069	15,528
Wealth management income	1,610	1,492	1,447	4,637	4,208
SBA loan income	1,431	1,988	544	4,167	2,315
Earnings on investment in life insurance	246	240	222	708	644
Net gain on sale of MSRs	—	467	—	415	—
Net change in the fair value of derivative instruments	129	(102)	(102)	176	176
Net change in the fair value of loans held-for-sale	(75)	171	169	198	138
Net change in the fair value of loans held-for-investment	213	190	965	573	766
Net (loss) gain on hedging activity	(166)	16	(197)	(129)	(279)
Other	651	1,064	1,309	2,751	4,563
Total non-interest income	9,953	11,288	10,831	28,565	28,059
Non-interest expense:
Salaries and employee benefits	13,613	13,179	12,829	38,177	34,839
Occupancy and equipment	991	1,037	1,243	3,366	3,706
Professional fees	1,092	1,164	1,106	3,019	3,633
Data processing and software	1,865	1,706	1,553	5,050	4,591
Advertising and promotion	877	1,277	717	2,933	2,454
Pennsylvania bank shares tax	254	269	181	792	729
Other	2,854	2,725	2,917	8,309	7,786
Total non-interest expense	21,546	21,357	20,546	61,646	57,738
Income before income taxes	8,673	7,287	6,245	19,105	14,190
Income tax expense	2,014	1,695	1,502	4,455	3,445
Net income	$6,659	$5,592	$4,743	$14,650	$10,745

Basic earnings per common share	$0.59	$0.50	$0.43	$1.30	$0.97
Diluted earnings per common share	$0.58	$0.49	$0.42	$1.28	$0.96

Basic weighted average shares outstanding	11,325	11,228	11,110	11,252	11,098
Diluted weighted average shares outstanding	11,540	11,392	11,234	11,458	11,198

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets:
Cash and due from banks	$12,605	$20,604	$16,976	$5,598	$12,542
Interest-bearing deposits at other banks	27,384	29,570	113,620	21,864	19,805
Federal funds sold	—	—	629	—	—
Cash and cash equivalents	39,989	50,174	131,225	27,462	32,347
Securities available-for-sale, at fair value	194,268	187,902	185,221	174,304	171,568
Securities held-to-maturity, at amortized cost	32,593	32,642	32,720	33,771	33,833
Equity investments	2,150	2,130	2,126	2,086	2,166
Mortgage loans held for sale, at fair value	28,016	44,078	28,047	32,413	46,602
Loans and other finance receivables, net of fees and costs	2,162,845	2,108,250	2,071,675	2,030,437	2,008,396
Allowance for credit losses	(21,794)	(20,851)	(20,827)	(18,438)	(21,965)
Loans and other finance receivables, net of the allowance for credit losses	2,141,051	2,087,399	2,050,848	2,011,999	1,986,431
Restricted investment in bank stock	8,350	9,162	8,369	7,753	8,542
Bank premises and equipment, net	12,413	12,320	12,028	12,151	12,807
Bank owned life insurance	30,421	30,175	29,935	29,712	29,489
Accrued interest receivable	10,944	10,334	10,345	9,958	10,012
OREO and other repossessed assets	3,714	3,148	249	276	1,967
Deferred income taxes	4,989	5,314	5,136	4,669	3,537
Servicing assets	3,845	3,658	4,284	4,382	4,364
Servicing assets held for sale	—	—	—	—	6,609
Goodwill	899	899	899	899	899
Intangible assets	2,614	2,665	2,716	2,767	2,818
Other assets	24,874	28,938	24,740	31,265	33,730
Total assets	$2,541,130	$2,510,938	$2,528,888	$2,385,867	$2,387,721

Liabilities:
Deposits:
Non-interest bearing	$239,614	$237,042	$323,485	$240,858	$237,207
Interest bearing:
Interest checking	151,973	173,865	161,055	141,439	133,429
Money market and savings deposits	996,126	956,448	947,795	913,536	822,837
Time deposits	743,403	743,019	696,407	709,535	785,454
Total interest-bearing deposits	1,891,502	1,873,332	1,805,257	1,764,510	1,741,720
Total deposits	2,131,116	2,110,374	2,128,742	2,005,368	1,978,927
Borrowings	137,265	138,965	139,590	124,471	144,880
Subordinated debentures	49,822	49,792	49,761	49,743	49,928
Accrued interest payable	7,095	7,059	7,404	6,860	7,017
Other liabilities	27,803	26,728	29,823	27,903	39,519
Total liabilities	2,353,101	2,332,918	2,355,320	2,214,345	2,220,271

Stockholders’ equity:
Common stock	13,521	13,300	13,288	13,243	13,232
Surplus	85,122	82,184	82,026	81,545	81,002
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(26,079)
Unearned common stock held by ESOP	(1,006)	(1,006)	(1,006)	(1,006)	(1,204)
Retained earnings	122,376	117,132	112,952	111,961	107,765
Accumulated other comprehensive loss	(5,905)	(7,511)	(7,613)	(8,142)	(7,266)
Total stockholders’ equity	188,029	178,020	173,568	171,522	167,450
Total liabilities and stockholders’ equity	$2,541,130	$2,510,938	$2,528,888	$2,385,867	$2,387,721

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest income	$43,109	$41,211	$39,168	$40,028	$40,319
Interest expense	19,993	20,052	19,392	20,729	22,077
Net interest income	23,116	21,159	19,776	19,299	18,242
Provision for credit losses	2,850	3,803	5,212	3,572	2,282
Non-interest income	9,953	11,288	7,324	13,279	10,831
Non-interest expense	21,546	21,357	18,743	21,411	20,546
Income before income tax expense	8,673	7,287	3,145	7,595	6,245
Income tax expense	2,014	1,695	746	1,995	1,502
Net Income	$6,659	$5,592	$2,399	$5,600	$4,743

Basic weighted average shares outstanding	11,325	11,228	11,205	11,158	11,110
Basic earnings per common share	$0.59	$0.50	$0.21	$0.50	$0.43

Diluted weighted average shares outstanding	11,540	11,392	11,446	11,375	11,234
Diluted earnings per common share	$0.58	$0.49	$0.21	$0.49	$0.42

	Segment Information
	Three Months Ended September 30, 2025				Three Months Ended September 30, 2024
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$22,972	$43	$101	$23,116	$18,151	$46	$45	$18,242
Provision for credit losses	2,850	—	—	2,850	2,282	—	—	2,282
Net interest income after provision	20,122	43	101	20,266	15,869	46	45	15,960
Non-interest income	2,363	1,610	5,980	9,953	1,358	1,447	8,026	10,831
Non-interest expense	14,831	1,141	5,574	21,546	13,287	840	6,419	20,546
Income before income taxes	$7,654	$512	$507	$8,673	$3,940	$653	$1,652	$6,245
Efficiency ratio	59%	69%	92%	65%	68%	56%	80%	71%

	Nine Months Ended September 30, 2025				Nine Months Ended September 30, 2024
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$63,701	$116	$234	$64,051	$51,528	$76	$93	$51,697
Provision for credit losses	11,865	—	—	11,865	7,828	—	—	7,828
Net interest income after provision	51,836	116	234	52,186	43,700	76	93	43,869
Non-interest income	7,304	4,638	16,623	28,565	4,908	4,207	18,944	28,059
Non-interest expense	42,639	2,908	16,099	61,646	37,962	2,479	17,297	57,738
Income before income taxes	$16,501	$1,846	$758	$19,105	$10,646	$1,804	$1,740	$14,190
Efficiency ratio	60%	61%	96%	67%	67%	58%	91%	72%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data, Unaudited)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Income before income tax expense	$8,673	$7,287	$6,245	$19,105	$14,190
Provision for credit losses	2,850	3,803	2,282	11,865	7,828
Pre-provision net revenue	$11,523	$11,090	$8,527	$30,970	$22,018

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data, Unaudited)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Bank	$10,504	$9,005	$6,222	$28,366	$18,474
Wealth	512	604	653	1,846	1,804
Mortgage	507	1,481	1,652	758	1,740
Pre-provision net revenue	$11,523	$11,090	$8,527	$30,970	$22,018

	Allowance For Credit Losses (ACL) to Loans and Other Finance Receivables, Excluding Loans at Fair Value
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Allowance for credit losses (GAAP)	$21,794	$20,851	$20,827	$18,438	$21,965

Loans and other finance receivables (GAAP)	2,162,845	2,108,250	2,071,675	2,030,437	2,008,396
Less: Loans at fair value	(14,454)	(14,541)	(14,182)	(14,501)	(13,965)
Loans and other finance receivables, excluding loans at fair value (non-GAAP)	$2,148,391	$2,093,709	$2,057,493	$2,015,936	$1,994,431

ACL to loans and other finance receivables (GAAP)	1.01%	0.99%	1.01%	0.91%	1.09%
ACL to loans and other finance receivables, excluding loans at fair value (non-GAAP)	1.01%	1.00%	1.01%	0.91%	1.10%

	Tangible Common Equity Ratio Reconciliation - Corporation
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total stockholders' equity (GAAP)	$188,029	$178,020	$173,568	$171,522	$167,450
Less: Goodwill and intangible assets	(3,513)	(3,564)	(3,615)	(3,666)	(3,717)
Tangible common equity (non-GAAP)	184,516	174,456	169,953	167,856	163,733

Total assets (GAAP)	2,541,130	2,510,938	2,528,888	2,385,867	2,387,721
Less: Goodwill and intangible assets	(3,513)	(3,564)	(3,615)	(3,666)	(3,717)
Tangible assets (non-GAAP)	$2,537,617	$2,507,374	$2,525,273	$2,382,201	$2,384,004
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	7.27%	6.96%	6.73%	7.05%	6.87%

	Tangible Common Equity Ratio Reconciliation - Bank
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total stockholders' equity (GAAP)	$236,038	$228,127	$220,768	$219,119	$217,028
Less: Goodwill and intangible assets	(3,513)	(3,564)	(3,615)	(3,666)	(3,717)
Tangible common equity (non-GAAP)	232,525	224,563	217,153	215,453	213,311

Total assets (GAAP)	2,541,395	2,510,684	2,525,029	2,382,014	2,385,994
Less: Goodwill and intangible assets	(3,513)	(3,564)	(3,615)	(3,666)	(3,717)
Tangible assets (non-GAAP)	$2,537,882	$2,507,120	$2,521,414	$2,378,348	$2,382,277
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	9.16%	8.96%	8.61%	9.06%	8.95%

	Tangible Book Value Reconciliation
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Book value per common share	$16.33	$15.76	$15.38	$15.26	$14.91
Less: Impact of goodwill /intangible assets	0.31	0.32	0.32	0.33	0.33
Tangible book value per common share	$16.02	$15.44	$15.06	$14.93	$14.58